UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O’Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Underwriting Agreement

On November 8, 2011, Pioneer Natural Resources Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters party thereto (together, the “Underwriters”), in connection with an underwritten public offering of 5,500,000 shares of common stock (the “Shares”) and up to 825,000 additional shares of common stock to cover overallotments (the “Overallotment Shares”). The issuance and sale of the Shares and the Overallotment Shares have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-174402) of the Company, and the prospectus supplement dated November 8, 2011, filed with the Securities and Exchange Commission on November 10, 2011. Closing of the issuance and sale of the Shares is scheduled for November 14, 2011. A legal opinion related to the Shares and the Overallotment Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its common stock (or securities convertible into or exchangeable for common stock), subject to certain exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Underwriters.

The Underwriters and their respective affiliates have performed, and may in the future perform, certain investment banking and advisory services for the Company, for which they received or will receive customary fees and expenses. Affiliates of the Underwriters are lenders under the Company’s credit facility. The Underwriters and their respective affiliates have been, and may in the future be, counterparties to certain derivatives transactions with the Company. The Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they would expect to receive customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.1 —	Underwriting Agreement dated November 8, 2011, by and among Pioneer Natural Resources Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

5.1 —	Opinion of Vinson & Elkins L.L.P.

23.1 —	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman

Mark H. Kleinman
Vice President, Corporate Secretary and
Chief Compliance Officer

Dated: November 10, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1

—     Underwriting Agreement dated November 8, 2011, by and among Pioneer Natural Resources Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

5.1	— Opinion of Vinson & Elkins L.L.P.

23.1	— Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1).